News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Gregory C. Thompson	Richard Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	GregThompson@KEMET.com	InvestorRelations@KEMET.com
	954-595-5081	954-766-2819

KEMET ANNOUNCES THIRD QUARTER RESULTS
Third Quarter Highlights

•	Net sales of $294.7 million within the upper range of Management's guidance

•	GAAP Gross margin of 31.6%

•	GAAP EPS of $0.28 per diluted share

•	Non-GAAP Adjusted EPS of $0.46 per diluted share

•	GAAP Operating margin of 9.7% and non-GAAP Adjusted operating margin of 13.7%
Fort Lauderdale, Florida (February 6, 2020) - KEMET Corporation (“KEMET” or the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported results for its third fiscal quarter ended December 31, 2019.
"Our overall non-GAAP adjusted gross margin and adjusted EBITDA margin remained strong at 31.9% and 19.3%, respectively, during the third fiscal quarter, despite a decrease in sales due to the general slow-down in the electronics industry and distribution inventory corrections. These strong margins are further proof that the structural changes we have made in our operations are firmly ingrained in our margin structure. We are collaborating with our distribution partners to further decrease inventory in the channel during our fourth fiscal quarter. Closer alignment of end-customer demand with our shipments should enable us to create opportunities for revenue growth as we enter our next fiscal year in April,” stated William M. Lowe Jr., KEMET’s Chief Executive Officer. “We are closely monitoring the Coronavirus situation as it impacts our China facilities and we are conforming to the regulations imposed by the governmental authorities for the timing of employees returning back to work with the extension of the New Year's holiday. It is too early to know whether it will have a measurable impact to our fourth fiscal quarter revenue,” continued Lowe.
For the three-month and nine-month periods ended December 31, 2019, net sales were $294.7 million and $967.4 million, respectively, compared to $350.2 million and $1.0 billion, respectively, for the same period last year.
GAAP operating margin for the quarter ended December 31, 2019 decreased to 9.7% compared to 17.6% for the quarter ended December 31, 2018. Non-GAAP adjusted operating margin for the quarter ended December 31, 2019 decreased to 13.7% compared to 19.9% for the quarter ended December 31, 2018. Cash on the balance sheet was $208.4 million at December 31, 2019.
GAAP net income was $16.6 million or $0.28 per diluted share for the quarter ended December 31, 2019, compared to GAAP net income of $40.8 million or $0.69 per diluted share for the quarter ended December 31, 2018.
Non-GAAP adjusted net income was $27.6 million or $0.46 per diluted share for the quarter ended December 31, 2019, compared to non-GAAP adjusted net income of $62.7 million or $1.06 per diluted share for the quarter ended December 31, 2018.
Net income for the quarters ended December 31, 2019, September 30, 2019, and December 31, 2018 include various items affecting comparability as denoted in the GAAP to non-GAAP reconciliation table included hereafter.

Yageo Merger Update
In a separate release dated February 4, 2020, KEMET also announced the merger transaction with Yageo is proceeding per plan with several key milestones already completed. The transaction is on track to close in the second half of 2020.
Presentation of Non-GAAP Financial Measures
The Company has presented certain historical financial measures that have not been prepared in accordance with GAAP, including adjusted gross margin, adjusted operating margin, adjusted earnings per share, and adjusted EBITDA margin. Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this news release.
About KEMET
The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM). At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of sensors, actuators, and electromagnetic compatibility solutions. KEMET operates manufacturing facilities and sales and distribution centers around the world. Additional information about KEMET can be found at http://www.kemet.com.
Cautionary Statement on Forward-Looking Statements
Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company's financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets, in which the Company operates, as well as management's beliefs and assumptions. Words such as "expects," "anticipates," "believes," "estimates" or other similar expressions and future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.
Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) the failure to complete our merger with Yageo Corporation (the “Merger”), (ii) certain business uncertainties and contractual restrictions related to the pendency of the Merger, (iii) our inability to pursue alternatives to the Merger during the pendency of the Merger, (iv) lawsuits filed against us relating to the Merger, (v) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and could cause a write down of long-lived assets or goodwill; (vi) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (vii) changes in the competitive environment; (viii) uncertainty of the timing of customer product qualifications in heavily regulated industries; (ix) economic, political, or regulatory changes in the countries in which we operate; (x) difficulties, delays, or unexpected costs in completing the Company’s restructuring plans; (xi) acquisitions and other strategic transactions expose us to a variety of risks, including the ability to successfully integrate and maintain adequate internal controls over financial reporting in compliance with applicable regulations; (xii) our acquisition of TOKIN Corporation may not achieve all of the anticipated results; (xiii) our business could be negatively impacted by increased regulatory scrutiny and litigation; (xiv) difficulties associated with retaining, attracting, and training effective employees and management; (xv) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xvi) exposure to claims alleging product defects; (xvii) the impact of laws and regulations that apply to our business, including those relating to environmental matters, data protection, cyber security and privacy; (xviii) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xix) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xx) volatility of financial and credit markets affecting our access to capital; (xxi) default or failure of one or more of our counterparty financial institutions could cause us to incur significant losses; (xxii) the need to reduce the total costs of our products to remain competitive; (xxiii) potential limitation on the use of net operating losses to offset possible future taxable income; (xxiv) restrictions in our debt agreements that could limit our flexibility in operating our business; (xxv) failure to maintain effective internal controls over financial reporting; (xxvi) service interruption, misappropriation of data, or breaches of security as it relates to our information systems could cause a disruption in our operations, financial losses, and damage to our reputation; (xxvii) economic and demographic experience for pension and other post-retirement benefit plans could be less favorable than our assumptions; (xxviii) fluctuation in distributor sales could adversely affect our results of operations; (xxix) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations; and (xxx) volatility in our stock price.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net sales	$294,741	$350,175	$967,380	$1,027,024
Operating costs and expenses:
Cost of sales	201,560	226,425	638,901	694,888
Selling, general and administrative expenses	50,031	48,271	147,243	149,071
Research and development	12,624	11,357	37,073	33,040
Restructuring charges	802	1,718	5,930	1,622
(Gain) loss on write down and disposal of long-lived assets	1,076	788	2,095	1,611
Total operating costs and expenses	266,093	288,559	831,242	880,232
Operating income	28,648	61,616	136,138	146,792
Non-operating (income) expense
Interest income	(904)	(572)	(2,525)	(1,325)
Interest expense	2,803	4,480	8,099	18,803
Antitrust class action settlements and regulatory costs	1,597	281	64,695	4,563
Other (income) expense, net	3,091	13,725	450	2,083
Income before income taxes and equity income (loss) from equity method investments	22,061	43,702	65,419	122,668
Income tax expense	5,400	2,600	23,900	9,200
Income before equity income (loss) from equity method investments	16,661	41,102	41,519	113,468
Equity income (loss) from equity method investments	(59)	(296)	163	(301)
Net income	$16,602	$40,806	$41,682	$113,167

Net income per basic share	$0.28	$0.70	$0.71	$1.96
Net income per diluted share	$0.28	$0.69	$0.70	$1.91

Weighted-average shares outstanding:
Basic	58,646	58,010	58,509	57,717
Diluted	59,529	59,111	59,328	59,116

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	December 31, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$208,448	$207,918
Accounts receivable, net	142,007	154,059
Inventories, net	263,123	241,129
Prepaid expenses and other current assets	42,044	38,947
Total current assets	655,622	642,053
Property, plant and equipment, net of accumulated depreciation of $911,634 and $880,451 as of December 31, 2019 and March 31, 2019, respectively	548,594	495,280
Goodwill	40,294	40,294
Intangible assets, net	55,117	53,749
Equity method investments	16,641	12,925
Deferred income taxes	47,871	57,024
Other assets	48,193	16,770
Total assets	$1,412,332	$1,318,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,032	$28,430
Accounts payable	111,465	153,287
Accrued expenses	130,991	93,761
Income taxes payable	3,981	2,995
Total current liabilities	275,469	278,473
Long-term debt	282,746	266,041
Other non-current obligations	153,025	125,360
Deferred income taxes	13,779	8,806
Total liabilities	725,019	678,680
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 58,267 and 57,822 shares at December 31, 2019 and March 31, 2019, respectively	583	578
Additional paid-in capital	471,641	465,366
Retained earnings	240,074	204,195
Accumulated other comprehensive income (loss)	(24,985)	(30,724)
Total stockholders’ equity	687,313	639,415
Total liabilities and stockholders’ equity	$1,412,332	$1,318,095

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Nine months ended December 31,
Operating Activities:	2019	2018
Net income	$41,682	$113,167
Adjustments to reconcile net income to net cash provided by (used in) operating activities, net of effect of acquisitions:
Depreciation and amortization	45,530	38,405
Equity (income) loss from equity method investments	(163)	301
Non-cash debt and financing costs	3,013	1,085
(Gain) loss on early extinguishment of debt	—	15,988
Stock-based compensation expense	9,258	10,011
(Gain) loss on write down and disposal of long-lived assets	2,095	1,611
Pension and other post-retirement benefits	4,009	3,823
Change in deferred income taxes	13,430	1,395
Change in operating assets	(7,697)	(42,130)
Change in operating liabilities	(20,327)	(61,485)
Other	(95)	556
Net cash provided by (used in) operating activities	90,735	82,727
Investing activities:
Capital expenditures	(104,129)	(77,650)
Proceeds from sale of assets	—	169
Acquisitions, net of cash received	(1,294)	—
Proceeds from dividend	433	776
Contributions to equity method investments	(5,000)	(2,000)
Net investment hedge settlement	4,536	—
Net cash provided by (used in) investing activities	(105,454)	(78,705)
Financing activities:
Payments of long-term debt	(13,149)	(332,063)
Proceeds from long-term debt	—	283,853
Customer advances related to customer capacity agreements	31,611	9,495
Proceeds from termination of derivative instruments	6,476	—
Early extinguishment of debt issuance costs	—	(3,234)
Debt issuance costs	—	(1,797)
Cash flow hedge settlement	(2,839)	—
Principal payments on finance leases	(1,153)	—
Proceeds from exercise of stock options	298	480
Payment of dividends	(5,803)	(2,873)
Net cash provided by (used in) financing activities	15,441	(46,139)
Net increase (decrease) in cash, cash equivalents and restricted cash	722	(42,117)
Effect of foreign currency fluctuations on cash, cash equivalents and restricted cash	1,221	(7,236)
Cash, cash equivalents, and restricted cash, at beginning of fiscal period	207,918	286,846
Cash, cash equivalents, and restricted cash, at end of fiscal period	209,861	237,493
Less: Restricted cash at end of period	1,413	3,134
Cash and cash equivalents at end of period	$208,448	$234,359

Non-GAAP Financial Measures
The Company utilizes certain Non-GAAP financial measures, including “Adjusted gross margin,” “Adjusted SG&A expenses,” “Adjusted operating income,” “Adjusted net income,” “Adjusted net income per basic and diluted share,” “EBITDA,” and “Adjusted EBITDA,” and certain related ratios. Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.
Adjusted Gross Margin
Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with GAAP.
The following table provides a reconciliation from non-GAAP adjusted gross margin to GAAP gross margin, the most directly comparable GAAP measure (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	December 31, 2019	September 30, 2019	December 31, 2018
Net sales	$294,741	$327,397	$350,175
Cost of sales	201,560	213,727	226,425
Gross margin (GAAP)	93,181	113,670	123,750
Gross margin as a % of net sales	31.6%	34.7%	35.3%
Non-GAAP adjustments:
Plant start-up costs	136	(34)	305
Stock-based compensation expense	792	982	666
Adjusted gross margin (non-GAAP)	$94,109	$114,618	$124,721
Adjusted gross margin (non-GAAP) as a % of net sales	31.9%	35.0%	35.6%
Adjusted SG&A Expenses
Adjusted SG&A expenses represents SG&A expenses excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted SG&A expenses to facilitate our analysis and understanding of our business operations by excluding these items which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted SG&A expenses is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company. Adjusted SG&A expenses should not be considered as an alternative to SG&A expenses or any other performance measure derived in accordance with GAAP.

The following table provides a reconciliation from non-GAAP adjusted SG&A expenses to GAAP SG&A expenses, the most directly comparable GAAP measure (amounts in thousands):

	Quarters Ended
	(Unaudited)
	December 31, 2019	September 30, 2019	December 31, 2018
SG&A expenses (GAAP)	$50,031	$49,327	$48,271
Non-GAAP adjustments:
ERP integration costs/IT transition costs	2,029	1,508	2,453
Stock-based compensation expense	1,521	3,047	767
Legal expenses related to antitrust class actions	(29)	2,528	1,268
Merger related expenses	5,283	—	—
Contingent consideration fair value adjustment	33	32	—
Adjusted SG&A expenses (non-GAAP)	$41,194	$42,212	$43,783
Adjusted Operating Income
Adjusted operating income represents operating income, excluding adjustments which are outlined in the quantitative reconciliation provided below. We use adjusted operating income to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below, which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted operating income is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income should not be considered as an alternative to operating income or any other performance measure derived in accordance with GAAP.
The following table provides a reconciliation from non-GAAP adjusted operating income to GAAP operating income, the most directly comparable GAAP measure (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	December 31, 2019	September 30, 2019	December 31, 2018
Net Sales	$294,741	$327,397	$350,175

Operating income (GAAP)	$28,648	$49,090	$61,616
Operating margin as a % of net sales	9.7%	15.0%	17.6%
Non-GAAP adjustments:
Restructuring charges	802	2,920	1,718
ERP integration/IT transition costs	2,029	1,508	2,453
Stock-based compensation expense	2,387	4,146	1,534
Legal expenses related to antitrust class actions	(29)	2,528	1,268
Plant start-up costs	136	(34)	305
(Gain) loss on write down and disposal of long-lived assets	1,076	59	788
Merger related expenses	5,283	—	—
Contingent consideration fair value adjustment	33	32	—
Adjusted operating income (non-GAAP)	$40,365	$60,249	$69,682
Adjusted operating margin (non-GAAP) as a % of net sales	13.7%	18.4%	19.9%

Adjusted Net Income and Adjusted Net Income Per Share
Adjusted net income and adjusted net income per basic and diluted share represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below. The Company believes that these non-GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allow investors to monitor and understand changes in our ability to generate income from ongoing business operations. Management uses these non-GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following table provides a reconciliation from non-GAAP adjusted net income and adjusted net income per basic and diluted share to GAAP net income (loss) and GAAP net income (loss) per basic and diluted share, the most directly comparable GAAP measures (amounts in thousands, except per share data):

	Quarters Ended
	(Unaudited)
	December 31, 2019	September 30, 2019	December 31, 2018
GAAP
Net sales	$294,741	$327,397	$350,175
Net income (loss)	$16,602	$(15,260)	$40,806

Net income (loss) per basic share	$0.28	$(0.26)	$0.70
Net income (loss) per diluted share	$0.28	$(0.26)	$0.69

Non-GAAP
Net income (loss) (GAAP)	$16,602	$(15,260)	$40,806
Non-GAAP adjustments:
Restructuring charges	802	2,920	1,718
R&D grant reimbursements and grant income	(7)	19	(470)
ERP integration/IT transition costs	2,029	1,508	2,453
Stock-based compensation expense	2,387	4,146	1,534
Settlements, regulatory costs, and legal expenses related to antitrust class actions	1,568	65,626	1,549
(Gain) loss on early extinguishment of debt	—	—	15,988
Net foreign exchange (gain) loss	4,113	(2,297)	(2,218)
Equity (income) loss from equity method investments	59	(472)	296
Plant start-up costs	136	(34)	305
(Gain) loss on write down and disposal of long-lived assets	1,076	59	788
Income tax effect of non-GAAP adjustments	(5,693)	(16,958)	(91)
Merger related expenses	5,283	—	—
Unrealized gain on equity securities	(794)	—	—
Contingent consideration fair value adjustment	33	32	—
Adjusted net income (non-GAAP)	$27,594	$39,289	$62,658
Adjusted net income per basic share (non-GAAP)	$0.47	$0.67	$1.08
Adjusted net income per diluted share (non-GAAP)	$0.46	$0.66	$1.06
Weighted average shares outstanding:
Weighted average shares-basic	58,646	58,528	58,010
Weighted average shares-diluted (1)	59,529	59,271	59,111
_________________
(1) For the quarter ended September 30, 2019, diluted shares were used to compute adjusted net income per diluted share (non-GAAP).

EBITDA and Adjusted EBITDA
EBITDA represents net income before income tax expense, interest expense, net, and depreciation and amortization expense. We present EBITDA as a supplemental measure of our ability to service debt. We believe EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; and depreciation and amortization are non-cash charges.
We also present adjusted EBITDA, which is EBITDA excluding adjustments that are outlined in the following quantitative reconciliation provided, as a supplemental measure of our performance and because we believe this measure is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. The items excluded from adjusted EBITDA are excluded in order to better reflect our continuing operations.
In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations. You should compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA as supplementary information.

The following table provides a reconciliation from EBITDA, non-GAAP adjusted EBITDA, and non-GAAP adjusted EBITDA Margin to GAAP net income (loss), the most directly comparable GAAP measure (amounts in thousands, except percentages):

	Quarters Ended
	(Unaudited)
	December 31, 2019	September 30, 2019	December 31, 2018
Net sales	$294,741	$327,397	$350,175

Net income (loss) (GAAP)	$16,602	$(15,260)	$40,806
Net income (loss) margin as a % of net sales	5.6%	(4.7)%	11.7%
Non-GAAP adjustments:
Interest expense, net	1,899	1,939	3,908
Income tax expense	5,400	1,700	2,600
Depreciation and amortization	16,154	15,117	12,763
EBITDA (non-GAAP)	40,055	3,496	60,077
Excluding the following items:
Restructuring charges	802	2,920	1,718
R&D grant reimbursements and grant income	(7)	19	(470)
ERP integration/IT transition costs	2,029	1,508	2,453
Stock-based compensation expense	2,387	4,146	1,534
Settlements, regulatory costs, and legal expenses related to antitrust class actions	1,568	65,626	1,549
Net foreign exchange (gain) loss	4,113	(2,297)	(2,218)
Equity (income) loss from equity method investments	59	(472)	296
(Gain) loss on early extinguishment of debt	—	—	15,988
Plant start-up costs	136	(34)	305
(Gain) loss on write down and disposal of long-lived assets	1,076	59	788
Merger related expenses	5,283	—	—
Unrealized gain on equity securities	(794)	—	—
Contingent consideration fair value adjustment	33	32	—
Adjusted EBITDA (non-GAAP)	$56,740	$75,003	$82,020
Adjusted EBITDA margin (non-GAAP) as a % of net sales	19.3%	22.9%	23.4%